BOULANGER, HICKS, STEIN & CHURCHILL
                            Professional Corporation
                                Attorneys-at-Law
                              135 East 57th Street
                            New York, New York 10022

                            Telephone (212) 838-5600
                           Telecopier (212) 753-6971

                                 March 28, 1994



Citizens Utilities Company
High Ridge Park
Stamford, Connecticut 06905

Gentlemen:


     As special counsel to Citizens Utilities Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, (the "Act"), of up to 5,000,000 shares of Common Stock Series A and Series B (the "Securities") to be issued and sold by the Company from time to time in accordance with Rule 415 under the Act, we have examined the registration statement on Form S-3 (the "Registration Statement") in regard thereto, filed under the Act, including the prospectus which is a part thereof, and such other documents as we have considered necessary for the purposes of this opinion. Based upon such examination, we hereby advise you that:

          (1) We are of the opinion that the Company is a corporation validly organized and duly existing under the laws of the State of Delaware. We are further of the opinion that, in the event that an offering of Securities shall be made by the Company from time to time (the "Offered Securities") in accordance with the Registration Statement, as amended and supplemented from time to time and when the steps enumerated in Paragraph (2) hereof shall have been taken, the Offered Securities will be validly issued and binding obligations of the Company.

          (2) The steps which are referred to in the foregoing Paragraph (1) hereof are: (a) It shall be determined that the Arizona Corporation Commission shall be without jurisdiction, or shall have declined to exer-

Mr. H. Roger Schwall
March 29, 1994
Page 2




               cise jurisdiction, over the issuance of the Offered Securities or the Arizona Corporation Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Securities and such order shall be in full force and effect;

               (b) The exemption of the Offered Securities from the jurisdiction of the Colorado Public Utilities Commission shall be available to the Company at the time of the issuance and sale of any Offered Securities under the Registration Statement, or, in the absence of the availability of such exemption, an appropriate order of the Colorado Public Utilities Commission with respect to the issuance and sale of Offered Securities shall have been issued and shall be in full force and effect at the time of such issuance and sale of the Offered Securities;

               (b) It shall be determined that the Hawaii Public Utilities Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Securities or the Hawaii Corporation Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Securities and such order shall be in full force and effect;

               (c) The exemption of the Offered Securities from the jurisdiction of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana shall be available to the Company at the time of the issuance and sale of any Offered Securities under the Registration Statement, or, in the absence of the availability of such exemption, an appropriate order of the Louisiana Public Service Commission and any other governmental regulatory authority in the State of Louisiana with respect to the issuance and sale of Offered Securities shall have been issued and shall be in full force and effect;

Mr. H. Roger Schwall
March 29, 1994
Page 3




               (d) The Tennessee Public Service Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Securities and such order shall be in full force and effect or it shall be determined that the Tennessee Public Service Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Securities;

               (e) An appropriate order of the Vermont Public Service Board with respect to the issuance and sale of the Offered Securities by the Company shall have been issued (which order has been issued as of the date hereof) and shall be in full force and effect at the time of such issuance and sale of the Offered Securities, or it shall be determined that the Vermont Public Service Board shall be without jurisdiction;

               (f) It shall be determined that the West Virginia Public Service Commission shall be without jurisdiction, or shall have declined to exercise jurisdiction, over the issuance of the Offered Securities or the West Virginia Public Service Commission shall have issued an appropriate order approving and authorizing the issuance of the Offered Securities and such order shall be in full force and effect;

               (g) An appropriate order of the Federal Energy Regulatory Commission with respect to the issuance and sale of the Offered Securities shall be in full force and effect;

               (h) The applicable provisions of the Act shall have been complied with;

               (i) The Offered Securities shall have been duly authorized, executed, authenticated and delivered.

               (k) The Offered Securities shall have been duly issued and paid for.

     In rendering the foregoing opinion we express no opinion as to laws other than the laws of the State of New York, the corporation laws of the State of Delaware and the Federal laws of the United States, and to a limited extent the laws of the States mentioned below. To the extent that the foregoing relates to the laws of the States of Arizona, Colorado, Hawaii, Louisiana, Tennessee, Vermont and West Virginia, we are relying upon previous advice of Brown & Bain, P.A., Phoenix, Arizona; Kelly, Stansfield & O'Donnell, Denver, Colorado; Carlsmith, Wichman, Case, Mukai & Ichiki, Honolulu, Hawaii; Marshall Ordemann, Esq., Corporate Counsel-Gas to the Louisiana Gas Division of the Company; Stokes & Bartholomew, Nashville, Tennessee; Miller, Eggleston, & Rosenberg, Ltd., Burlington, Vermont; and Jackson & Kelly, Charleston, West Virginia. We are not experts on the laws of such States; however, we have consulted with the attorneys mentioned above to the extent we deem necessary in the circumstances.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under "Legal Opinions" in the prospectus constituting part of the Registration Statement.


                    Very truly yours,

                    BOULANGER, HICKS, STEIN & CHURCHILL P.C.



                    By  Jonathan H. Churchill
                        ------------------------------
                        Jonathan H. Churchill


JHC:jak